UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2012

THWAPR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., Ground Floor

New York, NY 10014

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: +1 (212) 268-0220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.   Regulation FD Disclosure

Section 8 – Other Events

Item 8.01.   Other Events

In response to recent inquiries, Thwapr, Inc. (the “Company”) today stated that it has no explanation for the recent volatility in the trading price of its common stock or in the high trading volume in the past few days.

In addition, the Company stated that it is currently experiencing a shortage in working capital and is actively seeking additional debt or equity financing to sustain operations at its current levels. The Company is also in the process of reducing overhead, including a reduction in management compensation. In the interim, the Company continues to operate as described in its other public filings made with the Securities and Exchange Commission and is in the process of contracting with new customers.

There can be no assurance that the Company will be able to obtain additional financing to continue operations at its current levels or that if obtainable, that such financing will be on terms that are advantageous to the Company and its stockholders.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy securities of the Company or any other securities and shall not constitute an offer to sell or solicitation of offers to buy any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012	THWAPR, INC.

	By:	/s/ Barry Hall
Barry Hall
Chief Financial Officer